                                  EXHIBIT 11


                              CURAGEN CORPORATION
                       COMPUTATION OF NET LOSS PER SHARE
                      ATTRIBUTABLE TO COMMON STOCKHOLDERS
                                  (unaudited)

                                                              THREE MONTHS ENDED                SIX MONTHS ENDED
                                                                     JUNE 30,                        JUNE 30,
                                                       --------------------------------     ---------------------------
                                                            1998               1997            1998             1997
                                                       ----------------    ------------     -----------    ------------
Net loss                                                    ($2,499,017)    ($1,460,086)    ($5,666,530)    ($1,996,570)
Preferred dividends                                                   -         (17,106)       (508,435)        (34,212)
                                                       ----------------     -----------     -----------     -----------
Net loss attributable to common stockholders                ($2,499,017)    ($1,477,192)    ($6,174,965)    ($2,030,782)
                                                       ----------------     -----------     -----------     -----------
Basic and diluted net loss per share attributable
   to common stockholders                                        ($0.19)         ($0.18)         ($0.55)         ($0.29)
                                                       ----------------     -----------     -----------     -----------
Weighted average number of shares used in
   computing basic and diluted net loss per share
   attributable to common stockholders                       13,059,502       8,239,913      11,134,192       6,888,476
                                                       ----------------     -----------     -----------     -----------

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